Exhibit 10.20

FIRST AMENDMENT

TO

AGREEMENT

This First Amendment to Agreement (this “Amendment”), dated as of September 23, 2004 (the “Effective Date”), amends that certain Agreement, dated as of August 18, 2003 (the “Original Agreement”), between Monitronics International, Inc. (the “Company”) and James R. Hull, individually (“Hull”).

A. The parties entered into the Original Agreement pursuant to which, among other things, the Company granted Hull the Put Option exercisable at the Put Price.

B. The parties desire to amend the Original Agreement to amend the calculation of the Put Price as provided herein.

NOW THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

1.	Amendment of Original Agreement.

1.01 Section 3(a)(i)(y) of the Original Agreement shall be amended by deleting the number “5.6” and replacing it with “6.02.”

2.	Miscellaneous.

2.01 Effect. Except as amended hereby, the Original Agreement shall remain in full force and effect.

2.02 Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Original Agreement unless the context clearly indicates or dictates a contrary meaning.

2.03 Governing Law. This Amendment and all rights of the parties hereunder shall be governed by the laws of the State of Texas.

2.04 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment by signing any of such counterparts.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

MONITRONICS INTERNATIONAL, INC.

By:/s/ James R. Hull

Name: James R. Hull

Title: President and Chief Executive Officer

/s/ James R. Hull

James R. Hull